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                       MINERAL PROPERTY PURCHASE AGREEMENT


                  THIS AGREEMENT dated for reference June 23, 2004.


BETWEEN:

                  CARLA BIRD, of 1600 Beach Avenue, Suite 905, Vancouver, British Columbia, V6G 1Y7 and JESSIE M. WALL of; and

                  (the "Vendors")

                                                              OF THE FIRST PART

AND:

                  AAA MINERALS INC., a company incorporated pursuant to the laws of Nevada with an office at 3841 Amador Way, Reno, Nevada, 89502;

                  (the "Purchaser")

                                                             OF THE SECOND PART

W H E R E A S :

A. The Vendors are the registered and beneficial owners of five mineral claims located in the Lillooet Mining Division, British Columbia at latitude 50(0)35'N and longitude 123(0)48'W, which claims are more particularly described in Schedule "A" attached hereto which forms a material part hereof (collectively, the "Claims");

B. The Vendors have agreed to sell and the Purchaser has agreed to purchase a 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.                VENDOR'S REPRESENTATIONS

1.1               The Vendors represent and warrant to the Purchaser that:

         (a) The Vendors are the registered and beneficial owners of the Claims and collectively hold the right to transfer title to the Claims and to explore and develop the Claims;

         (b) The Vendors hold the Claims free and clear of all liens, charges and claims of others, and the Vendors have a free and unimpeded right of access to the Claims and have use of the Claims surface for the herein purposes;

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         (c)      The Claims have been duly and validly  located and recorded in a good and miner-like manner pursuant to the laws of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

         (d) There are no adverse claims or challenges against or to the Vendors' ownership of or title to any of the Claims nor to the knowledge of the Vendors is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

         (e) The Vendors have the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which either Vendor is a party or by which they are bound or to which they are subject; and

         (f) No proceedings are pending for, and the Vendors are unaware of any basis for, the institution of any proceedings which could lead to the placing of either Vendor in bankruptcy, or in any position similar to bankruptcy.

1.2 The representations and warranties of the Vendors set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering into this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2.                THE PURCHASER'S REPRESENTATIONS

                  The Purchaser warrants and represents to the Vendor that it is a body corporate, duly incorporated under the laws of the state of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.                SALE OF CLAIMS

3.1 The Vendor hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of the Purchaser issuing a total of 500,000 shares (the "Shares") of fully paid, non-assessable common stock to the Vendors as follows:

                           Carla Bird:      250,000 shares of common stock
                           Jesse M. Wall:   250,000 shares of common stock

3.2 The Vendors acknowledge that the Shares are subject to resale restrictions in accordance with applicable securities laws.

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3.3 The  Company  covenants  to the  Vendors  that if it files a  prospectus  or registration statement in any jurisdiction pursuant to which shares of common stock in the Company's capital will be registered for resale, the Company shall also register the Shares pursuant to such prospectus or registration statement as well.

4.                CLOSING

                  The sale and purchase of the interest in the Claims shall be closed at 11:00am on June 25, 2004 at the offices of the Purchaser, or such other place and time acceptable to both parties. At closing:

         (a) the Vendors shall deliver to the Purchaser a bill of sale absolute with respect to the transfer of a 100% interest in the Claims; and

         (b) the Purchaser shall concurrently deliver to the Vendors certificates representing the Shares that have been duly authorized for issuance.

5.                FORCE MAJEURE

                  If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar as is possible, shall promptly give written notice to the Vendor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Vendor as soon as such cause ceases to exist.

6.                ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7.                NOTICE

7.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

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8.                RELATIONSHIP OF PARTIES

                  Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

9.                FURTHER ASSURANCES

                  The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

11.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12.               CURRENCY

                  All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

13.               NONSEVERABILITY

                  This Agreement shall be considered and construed as a single instrument and the failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14.               APPLICABLE LAW

                  The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

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IN WITNESS  WHEREOF  this  Agreement  has been  executed  as of the day and year first  above written.

/s/ Carla Bird
---------------                                         AAA MINERALS INC.
Carla Bird
                                                        PER:  /s/ Earl Abbott
/s/ Jesse Wall                                          ---------------------
---------------                                         Authorized Signatory
Jesse M. Wall



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                                 SCHEDULE "A"


The Claims referred to in this Agreement consist of five 20 unit mineral claim blocks totalling 100 units or 2,500 hectares. The Claims measure approximately four kilometres east-west and 2.5 kilometers north-south. The claims are located in the Lillooet Mining Division on map sheet NTS M092J/12W. The pertinent property information is as follows:

Claim Name       Tenure No.       No. of Units            Anniversary Date
----------       ----------       ------------            ----------------

BA1               406694             20                   November 2004
BA2               406695             20                   November 2004
BA3               406696             20                   November 2004
BA4               406697             20                   November 2004
BA5               406698             20                   November 2004